Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor's Name:	Nuo Therapeutics, Inc.	Bank:	Capital One

Bankruptcy Number:	16-10192 (MFW)	Account Number:	all accounts

Date of Confirmation:	May 5, 2016 (Effective Date)	Account Type:	checking, money market and CD

Reporting Period (month/year):	July 1, 2016 – September 30, 2016

Beginning Cash Balance:	$6,116,262	**

All receipts received by the debtor:

Cash Sales:	$62,300

Collection of Accounts Receivable:	$643,837

Proceeds from Litigation (settlement or otherwise):	$0

Sale of Debtor's Assets:	$0

Capital Infusion pursuant to the Plan:	$0

Total of cash received:	$706,137

Total of cash available:	$6,822,399

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:

Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals:	$229,642

Disbursements made pursuant to the administrative claims of bankruptcy professionals:	$317,087

All other disbursements made in the ordinary course:	$2,346,941

Total Disbursements	$2,893,670

Ending Cash Balance	$3,928,729

** The beginning cash balance has been adjusted to reflect the Nuo Therapeutics, Inc. general ledger balance as of June 30, 2016 which had not been finalized on the date last reported.

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

11-11-2016	/s/ David E. Jorden
Date	David E. Jorden - CEO/CFO

Debtor:	Nuo Therapeutics, Inc.
Case Number:	16-10192

In re Nuo Therapeutics, Inc.	Case No. 16-10192 (MFW)
Debtor	Reporting Period: September 30, 2016

QOR

CONSOLIDATED BALANCE SHEET (UNAUDITED) 1

Line item	Current period
ASSETS
Current assets
Cash and cash equivalents and restricted cash	3,932,342
Accounts receivable	89,011
Intercompany receivable	-
Other receivables	817,640
Inventory	48,225
Deposits	402,667
Prepaid expenses	326,387
Deferred costs, current portion	-
Total current assets	5,616,272
Property, plant and equipment [2]
Angel machines	270,494
Aurix centrifuges	924,970
Computer and office equipment	101,978
Furniture and fixtures	40,849
Production equipment	307,851
Leasehold improvements	417,182
Software	523,571
Less: Accumulated depreciation	(1,895,813)
Net property, plant and equipment	691,082
Other assets
Deferred costs, long-term portion	-
Investment, Aldagen [2]	-
Intangible assets, net of accumulated amortization [2]	8,053,425
Goodwill	2,079,284
Other long-term assets	308,937
Total other assets	10,441,646
TOTAL ASSETS	16,749,000

LIABILITIES AND OWNERS' EQUITY
Liabilities not subject to compromise
Accounts payable	473,398
Accrued compensation and benefits	132,147
Accrued expenses	877,571
Accrued taxes	1,155
Accrued interest	-
Customer deposits	113,438
Debtor-in-possession financing	-
Convertible debt	-
Deferred revenue	-
Derivative liabilities	-
Other long-term liabilities	143,191
Total liabilities not subject to compromise	1,740,900
Liabilities subject to compromise [3]
Accounts payable	24,892
Accrued compensation and benefits	-
Accrued expenses	612
Accrued taxes	16,722
Accrued interest	-
Customer deposits	70,737
Debtor-in-possession financing	-
Convertible debt	-
Deferred revenue	-
Derivative liabilities	-
Other long-term liabilities	-
Total liabilities subject to compromise	112,963
Shareholders' equity
Mezzanine equity	-
Common stock	993
Preferred Stock	3
Additional paid-in capital	18,105,657
Retained earnings / (losses), pre-petition [3]	-
Retained earnings / (losses), post-emergence	(3,211,516)
Total shareholders' equity	14,895,137
TOTAL LIABILITIES AND OWNERS' EQUITY	16,749,000

1. The accounting systems are not principally designed to produce reports that are consistent with the requirements of the Office of the United States Trustee. The numbers presented in this schedule are subject to change as additional information is made available. The information contained herein is provided to fulfill the requirements of the Office of the United States Trustee. All information contained herein is unaudited and subject to future adjustments. NOTE: The unaudited balance sheet reported for September 30, 2016, includes the accounts of Nuo Therapeutics, Inc. and its wholly-owned and controlled subsidiary Aldagen, Inc. ("Aldagen"). All significant inter-company accounts and transactions have been eliminated in consolidation. The NUO Therapetuics, Inc. unconsolidated balance sheet as of September 30, 2016 would not be appropriate or meaningful after applying fresh-start accounting.